SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☑	Soliciting Material Under Rule 14a-12

Ethan Allen Interiors Inc.

(Name of Registrant as Specified In Its Charter)

Sandell Asset Management Corp.

Castlerigg Master Investments Ltd.

Castlerigg International Limited

Castlerigg International Holdings Limited

Castlerigg Offshore Holdings, Ltd.

Castlerigg Active Investment Fund, Ltd.

Castlerigg Active Investment Intermediate Fund, L.P.

Castlerigg Active Investment Master Fund, Ltd.

Castlerigg Equity Event and Arbitrage Fund

Thomas E. Sandell

Edward Glickman

Kathy Herbert

Richard Mansouri

Annelise Osborne

Ken Pilot

Alex Wolf

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SANDELL COMMENTS ON RECENT STATEMENTS BY ETHAN ALLEN CHAIRMAN AND CEO

Large Shareholder Highlights Inconsistencies between Farooq Kathwari’s Words and Actions

Sandell Notes Issues Facing the Company

New York (September 22, 2015) - Sandell Asset Management Corp. (“Sandell”), a large shareholder of Ethan Allen Interiors Inc. (“Ethan Allen” or the “Company”) (NYSE:ETH), issued the following commentary highlighting troubling inconsistencies between a number of recent statements from Farooq Kathwari, the current Chairman, CEO, and President of Ethan Allen, and his actions:

  Statement: In a September 19, 2015 article in the Danbury News-Times, Farooq Kathwari is quoted as saying in an interview that he believes that Ethan Allen could be worth well more than $41 per share in the next two years. Mr. Kathwari was additionally quoted as saying: “With all that we’re doing, [the stock price] has to go higher.”
  Why It’s Troubling: A Form 4 filed by Mr. Kathwari on March 24, 2015 indicates that Mr. Kathwari effectively sold 181,401 shares of common stock on March 20, 2015 at a price of $27.98 to pay for the exercise of stock options not due to expire until the years 2018 through 2021. An economically rational individual would not sell shares that he believed were worth well more than $41 per share at such a reduced price.

  Statement: During the Company’s September 16, 2015 Investor Conference, in response to a question regarding the use of proceeds from a prospective debt offering, Mr. Kathwari stated: “We are looking at the possibility of first paying down some of the current debt, the possibility of giving a special dividend and the possibility of perhaps buying, repurchasing shares.”
  Why It’s Troubling: We question why Mr. Kathwari would choose to pay down debt in an almost record-low interest rate environment or pay out a one-time special dividend rather than repurchase shares that are trading at such a dramatic discount to his perception of true value. It is a mathematical fact that every share bought at a discount to intrinsic value increases the per share intrinsic value of the remaining shares and the Company’s current stock price of less than $30 per share is far below Mr. Kathwari’s view of its ultimate value.

  Statement: In the same September 16 meeting, Mr. Kathwari stated, “I have also said previously that this quarter and the next quarter business is going to be impacted with all this clearance that we are doing…I think we are well positioned but the next two quarters as I have said previously it is going to be impacted by all these initiatives.”
  Why It’s Troubling: This sounds like Mr. Kathwari is once again bracing investors for a disappointment and moving the metaphorical goalposts even further down the field. Recall these previous comments from Mr. Kathwari:
    “Looking ahead we have another six months of major changes” – January 27, 2015 (2nd Quarter earnings release)
    “As discussed previously, we expect another six months of some disruption” – April 14, 2015 (Announcement of 3rd Quarter earnings release date) (Note that “six months” from January 27 is now “six months” from April 14)
    “We expect some disruption in the next few months” – July 13, 2015 (Announcement of 4th Quarter earnings release date)

This string of “short term” and “quarter to quarter” issues that Mr. Kathwari professes not to concern himself with is slowly evolving into a “long term” issue.1 Indeed, any current shareholder who has held stock in Ethan Allen since 2005 is holding shares that are lower now than they were 10 years ago, which is indisputably a long term issue.

As these statements illustrate, shareholders must ask themselves if Farooq Kathwari’s statements align with his actions.

1 “‘We have to make changes, but they have to be sensible for the long term,’ he said. ‘I don’t want to do anything for the short term just to please someone. I don’t think quarter to quarter, but look two to three years out.’” – Danbury News-Times, September 20, 2015

About Sandell Asset Management Corp.

Sandell Asset Management Corp. is a leading private, alternative asset management firm specializing in global corporate event-driven, multi-strategy investing with a strong focus on equity special situations and credit opportunities. Sandell Asset Management Corp. was founded in 1998 by Thomas E. Sandell and has offices in New York and London, including a global staff of investment professionals, traders and infrastructure specialists.

Contact:

Sandell Asset Management Corp.

Adam Hoffman, 212-603-5814

Okapi Partners LLC

Bruce Goldfarb, 212-297-0722 or Chuck Garske, 212-297-0724

Sloane & Company

Elliot Sloane, 212-446-1860 or Dan Zacchei, 212-446-1882

Sandell Asset Management Corp., Castlerigg Master Investments Ltd., Castlerigg International Limited, Castlerigg International Holdings Limited, Castlerigg Offshore Holdings, Ltd., Castlerigg Active Investment Fund, Ltd., Castlerigg Active Investment Intermediate Fund, L.P., Castlerigg Active Investment Master Fund, Ltd., Castlerigg Equity Event and Arbitrage Fund, Thomas E. Sandell (collectively, “Sandell”), Edward Glickman, Kathy Herbert, Richard Mansouri, Annelise Osborne, Ken Pilot and Alex Wolf (collectively with Sandell, the “Participants”), intend to file with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying form of proxy card to be used in connection with the solicitation of proxies from the stockholders of Ethan Allen Interiors Inc. (the “Company”) in connection with the Company’s 2015 annual meeting of stockholders. All stockholders of the Company are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the participants when they become available, as they will contain important information, including additional information related to the participants. When completed, the definitive proxy statement and an accompanying proxy card will be furnished to some or all of the Company’s stockholders and will be, along with other relevant documents, available at no charge on the SEC website at http://www.sec.gov/.

Information about the Participants and a description of their direct or indirect interests by security holdings is contained in Exhibit 2 to the Schedule 14A filed by Sandell Asset Management Corp. with the SEC on September 15, 2015. This document can be obtained free of charge from the source indicated above.